Exhibit 21

United Technologies Corporation

Subsidiary and Affiliate Listing

December 31, 2009

Entity Name	State/Country of Incorporation
3206772 Nova Scotia Company	Canada
Australia Holdings Inc.	Delaware
Beesail Limited	England
Caricor Ltd.	Delaware
Carrier Commercial Refrigeration, Inc.	Delaware
Carrier Corporation	Delaware
Carrier Enterprise, LLC	Delaware
Carrier HVACR Investments B.V.	Netherlands
Carrier Technologies ULC	Canada
Ceesail Limited	England
Chubb (UK) Limited	England
Chubb Asia Holdings Limited	England
Chubb Fire Limited	England
Chubb Group (International) Limited	England
Chubb Group Limited	England
Chubb Group Properties Limited	England
Chubb Group Security Limited	England
Chubb International (Netherlands) BV	Netherlands
Chubb International Holdings Limited	England
Chubb International Limited	England
Chubb Investments Limited	England
Chubb Limited	England
Chubb Nederland B.V.	Netherlands
Chubb Overseas Investments Limited	England
Chubb Security Holdings Australia Limited	Australia
Chubb White Peak (UK) Limited	England
Commonwealth Luxembourg Holdings S.a.r.l.	Luxembourg
Empresas Carrier, S. De R.L. De C.V.	Mexico
Fyrnetics (Hong Kong) Limited	Hong Kong
GST Holdings Limited	Cayman Islands
Hamilton Sundstrand Corporation	Delaware
Hamilton Sundstrand Holdings, Inc.	Delaware
Hamilton Sundstrand International Holdings Ltd.	Cayman Islands
Helicopter Support, Inc.	Connecticut
Ie Pe Ge B.V.	Netherlands
International Comfort Products, LLC	Delaware
Kaysail Limited	England
Kidde America Inc.	Delaware
Kidde Fire Protection Inc.	Delaware
Kidde Holdings Limited	England
Kidde International Limited	England
Kidde Limited	England
Kidde Technologies Inc. (*)	Delaware
Kidde UK	England
Kidde US Holdings Inc.	Delaware
KNA Inc.	Delaware
Latin American Holding, Inc.	Delaware

United Technologies Corporation

Subsidiary and Affiliate Listing

December 31, 2009

Entity Name	State/Country of Incorporation
Lenel Systems International, Inc.	Delaware
Milton Roy Company	Pennsylvania
Moonless Limited	England
Nippon Otis Elevator Company	Japan
Noresco, LLC	Delaware
NSI, Inc.	Delaware
Otis Elevator Company	New Jersey
Otis Elevator Korea	Republic of Korea
Otis Far East Holdings Limited	Hong Kong
Otis Holdings GmbH & Co. OHG	Germany
Otis International Holdings UK Limited	England
Otis Limited	England
Otis Pacific Holdings B.V.	Netherlands
Otis S.C.S.	France
Parkview Participations LLC	Delaware
Parkview Treasury Services (UK) Limited	United Kingdom
Pilgrim House Group Limited	England
Pratt & Whitney Canada Corp.	Canada
Pratt & Whitney Canada Holdings Corp.	Canada
Pratt & Whitney Canada Leasing, Limited Partnership	Canada
Pratt & Whitney Engine Leasing, LLC	Delaware
Pratt & Whitney Power Systems, Inc.	Delaware
Pratt & Whitney Rocketdyne, Inc.	Delaware
Pratt Aero Limited Partnership	Canada
Ratier-Figeac, SAS	France
SICLI Holding SAS	France
Sikorsky Aircraft Corporation	Delaware
Sirius Korea Limited	England
Sullair Corporation	Indiana
United Technologies Australia Holdings Limited	Australia
United Technologies Canada, Ltd.	Canada
United Technologies Cortran, Inc.	Delaware
United Technologies Electronic Controls, Inc.	Delaware
United Technologies Far East Limited	Hong Kong
United Technologies Finance (U.K.) Limited	England
United Technologies France SAS	France
United Technologies Holding GmbH	Germany
United Technologies Holdings Limited	England
United Technologies Holdings SAS	France
United Technologies Intercompany Lending Ireland Limited	Ireland
United Technologies International Corporation-Asia Private Limited	Singapore
United Technologies International SAS	France
United Technologies Luxembourg S.a.r.l.	Luxembourg
United Technologies Paris SNC	France
UT (UK) LIMITED	England
UT Finance Corporation	Delaware
UT Luxembourg Holding I S.a.r.l.	Luxembourg

United Technologies Corporation

Subsidiary and Affiliate Listing

December 31, 2009

Entity Name	State/Country of Incorporation
UT Luxembourg Holding II S.a.r.l.	Luxembourg
UT Park View, Inc.	Delaware
UTC Canada Corporation	Canada
UTC Fire & Security Corporation	Delaware
UTCL Holdings, Limited	Canada
UTCL Investments B.V.	Netherlands
UTX Holdings S.C.S.	France
White Peak Finance Ireland	Ireland
Wytwornia Sprzetu Komunikacyjnego PZL-Rzeszow S.A.	Poland
Xizi Otis Elevator Company Limited	China
Zardoya Otis, S.A.	Spain

*	Kidde Technologies Inc. also conducts business as Kidde Aerospace & Defense, Fenwal Safety Systems and Kidde Dual Spectrum.

Other subsidiaries of the Registrant have been omitted from this listing since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.